Exhibit T3A.152

Filing Acknowledgment

Please review the filing information below and notify our office immediately of any discrepancies.

SOS Control #: Filing Type: Filing Date: Status: Duration Term: Managed By: Business County:	707971 Limited Liability Company - Domestic 01/30/2013 10:36 AM Active Expires: 12/31/2063 Member Managed HAMILTON COUNTY	Formation Locale: Date Formed: Fiscal Year Close: Annual Report Due: Image #:	TENNESSEE 01/30/2013 12 04/01/2014 7137-3107

Document Receipt
Receipt #: 894778	Filing Fee:	$300.00

Payment-Check/MO - CFS-1, NASHVILLE, TN		$300.00

Registered Agent Address:	Principal Address:
CORPORATION SERVICE COMPANY	STE 500
2908 POSTON AVE	2030 HAMILTON PLACE BLVD
NASHVILLE, TN 37203-1312	CHATTANOOGA, TN 37421-6000

Congratulations on the successful filing of your Articles of Organization for Tenn-GP Holdings, LLC in the State of Tennessee which is effective on the date shown above. You must also file this document in the office of the Register of Deeds in the county where the entity has its principal office if such principal office is in Tennessee. Visit the TN Department of Revenue website (apps.tn.gov/bizreg) to determine your online tax registration requirements.

You must file an Annual Report with this office on or before the Annual Report Due Date noted above and maintain a Registered Office and Registered Agent. Failure to do so will subject the business to Administrative Dissolution/Revocation.

/s/ Tre Hargett
Tre Hargett
Secretary of State

Processed By: Jeff Cook

Phone (615) 741-2286 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

Book and Page: GI9861 21 59 BA 100 FILEL MKY th RTICLES OF ORGANZATION LIMITED LIABILITY COMPANY For Office Use Only Business Services Division Tre Hargett, Secretary of State State of Tennessee 333 RL Pura AV, H. Natvik, TN 37281300 (LS) 200-2306 Piling Fee: 550,00 per member (minimum foe - 3300, maximum fte - $3,000) The Articles of Organitzation presented herein are adopted in accordance with the provisions of the Tennessee Revised Limited Liability Company Act. 1. The name of the United Liability Company Tenn-GP Holdings, LLC (NOTE: Pursuant to the provisions of T.C.A. 948-249-106, esch Limited Liabilty Company name must contain the words “Limited Liability Company or the abbreviation “LLC or “LLC.) 2. Name Consent (Witten Consent for Use of indistinguishable Name) This ently name already exists in Tennessee and has received name consent from the existing entity 3. This company has the additional designation of 4. The name and completo address of the Limited Liability company’s initial registered agent and office located in the state of Tennessee is: Nam Corporation Service Company Address: 2008 Poston Avenue State TN 7137.3187. 01/3/2013 19:36:07, Received by Tennessee Secretary of State Tre Hargett Chy Nashville Ze Code 37205 County Davidson S. Fiscal Year Close Month: December 3. If the document is not to be effective upon ding by the Secretary of Stain, the delayed effective date and timele Electie Date: Time 7. The Limited Liability Company will be Member Managed Manager Managed Director Managed One 8. Number of Members at the date of filing 9. Period of Duration: Perpetual Other 12-31-63 10. The complete address of the Limited Liability Company’s principal acutive office is: Address: 2030 Hamilton Place Boulevard, CBL Center, Suite 500 Chy: Chattanooga State TN Zip Code 37421 County Hamilton Rev. 10/12 RDA 2468

Book and Page: GI 9861 22 SOZIALE ARTICLES OF ORGANIZATION LIMITED LIABILITY COMPANY GAELIS 2002 For Office Use Only ANTO ON Business Services Division Tre Hargett, Secretary of State State of Tennessee 312 Ron L Purks AVE, Sch PL Nestville, TN 37243-1102 (615) 741-2286 Filing Fee: $50.00 per mernber (minimum foo $300, maximum fee - $3,000) The name of the Limited Liability Company is: Tenn-GP Holdings, LLC 11. The complete mailing address of the entity (If different from the principal office) is: Address: City: State: Zip Code: 12. Non-Profit LLC (required only if the Additional Designation of “Non-Profit LLC” is entered in section 3.) certify that this entity is a Non-Profit C whose sole member is a nonprofit corporation, foreign or domestic, Incorporated under or subject to the provisions of the Tennessee Nonprofit Corporation Act and who is exempt from franchise and excise tax as not-for-profit as defined in T.C.A. 987-4-2004. The business is disregarded as an entity for federal income tax purposes. 13. Professional LLC (required only if the Additional Designation of Professional LLC” is entered in section 3.) 1 certify that this PLLC has one or more qualified persons as members and no disqualified persons as members or holders. Licensed Profession: 14. Series LLC (required only If the Additional Designation of “Series LLC is entered in section 3.) I certify that this entity meets the requirements of T.C.A 948-249-300(a) & (b) 15. Obligated Member Entity (liet of obligated members and signatures must be attached) This entity will be registered as an Obligated Member Entity (OME) Effective Date: I understand that by statute: THE EXECUTION AND FILING OF THIS DOCUMENT WILL CAUSE THE MEMBER(S) TO BE PERSONALLY LIABLE FOR THE DEBTS, OBLIGATIONS AND LIABILITIES OF THE LIMITED LIABILITY COMPANY TO THE SAME EXTENT AS A GENERAL PARTNER OF A GENERAL PARTNERSHIP. CONSULT AN ATTORNEY. 16. This entity is prohibited from doing business In Tennessee: This entity, while being formed under Tennessee law, is prohibited from engaging in business in Tennessee. 7137.3108. 01/30/2013, 10:36:07. Received by Tennessee Secretary of State Tre Hargett More Day 17. Other Provisions: am Signature Date Signature Organizer Signer’s Capacity of other than Individual capacity) Ralph M. Klllebrew, Jr. Name (printed or typed) RDA 2458 Rev. 10/12

Book and Page: GI 9861 23

Affidavit

I,         Danielle Burns, do hereby make oath that I am the custodian of the electronic version of the attached document tendered for registration herewith and that this is a true and correct copy of the original document executed and authenticated according to law.

/s/ Danielle Burns
Signature

State of Tennessee

County of Davidson

Personally appeared before me, Ruth F. Arnold, a notary public for this county and state, Danielle Burns who acknowledges that this certification of an electronic document is true and correct and whose signature I have witnessed.

/s/ Ruth F. Arnold
Notary signature

My Commission Expires: August 17, 2015

Notary Seal: